Exhibit 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Class A common stock, $0.0001 par value per share, of Matterport, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as Exhibit 99.1 to such Schedule 13D. In evidence thereof, the undersigned hereby execute this agreement this 2nd day of August 2021.

Dated: August 2, 2021

LUX VENTURE PARTNERS III, LLC

By:	/s/ Peter Hébert
Peter Hébert, Managing Member

LUX VENTURES III, L.P.

By:	LUX VENTURE PARTNERS III, LLC
Its:	General Partner

By:	/s/ Peter Hébert
Peter Hébert, Managing Member

LUX VENTURES III SPECIAL FOUNDERS FUND, L.P.

By:	LUX VENTURE PARTNERS III, LLC
Its:	General Partner

By:	/s/ Peter Hébert
Peter Hébert, Managing Member

LUX CO-INVEST PARTNERS, LLC

By:	/s/ Peter Hébert
Peter Hébert, Managing Member

LUX CO-INVEST OPPORTUNITIES, L.P.

By:	LUX CO-INVEST PARTNERS, LLC
Its:	General Partner

By:	/s/ Peter Hébert
Peter Hébert, Managing Member

LUX VENTURES CAYMAN PARTNERS CAYMAN III, LLC

By:	/s/ Peter Hébert
Peter Hébert, Managing Member

LUX VENTURES CAYMAN III, L.P.

By:	LUX VENTURES CAYMAN PARTNERS CAYMAN III, LLC
Its:	General Partner

By:	/s/ Peter Hébert
Peter Hébert, Managing Member

/s/ Peter Hébert
Peter Hébert

/s/ Josh Wolfe
Josh Wolfe